The Ensign Group Reports Quarterly Adjusted Earnings of $0.60 per Share; Increases 2015 Guidance

Conference Call and Webcast Scheduled for Tomorrow, August 5, 2015 at 10:00 am PT

MISSION VIEJO, Calif., Aug. 4, 2015 (GLOBE NEWSWIRE) -- The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care, assisted living and urgent care companies, today reported operating results for the second quarter of 2015.

Quarter Highlights Include:

•	Consolidated adjusted EBITDAR was $50.3 million, an increase of 33.8% over the prior year quarter;

•
Consolidated adjusted net income climbed 27.5% over the prior year quarter to $15.8 million, while adjusted earnings per share outpaced the prior year quarter at $0.60 per share, compared to $0.54 per share;

•
Same-store skilled mix revenue grew by 159 basis points over the prior year quarter to 53.9% due to an increase in Medicare and managed care days of 288 and 796 basis points, respectively, over the prior year quarter;

•
Cornerstone Healthcare, Inc., our home health and hospice subsidiary, grew its revenue by $7.2 million, an increase of 57.0% over the prior year quarter and adjusted EBITDA by 40.3% over the prior year quarter to $3.3 million; and

•	Consolidated revenues for the quarter were up 24.4% over the prior year quarter to $311.1 million.

Operating Results

Ensign's President and Chief Executive Officer, Christopher Christensen, thanked all of the organization's leaders and their teams for achieving new heights on both clinical and financial performance during the quarter. "Each of our business segments gained strength as many of our newly acquired and transitioning operations outpaced even our fairly aggressive projections." He also added that "the strength of this quarter's results is only possible due to our disciplined focus on the basics even during the most acquisitive period in our history."

He also noted that as of August 4, 2015, the company had 60 operations in the recently acquired bucket, which is the highest number of operations in that bucket ever. "Now more than ever before, our recent growth puts us in a very strong position for significant organic growth potential as skilled mix and occupancy continue to climb and recently acquired and transitioning operations start to mature through 2015 and 2016," Christensen said.

Mr. Barry Port, Chief Operating Officer for Ensign Services, Inc., indicated that Ensign's balance sheet remains strong, leaving ample liquidity to facilitate additional growth. "Though we expect to take a short breather as we focus on our newest operations, our pipeline remains strong," he added. He also reaffirmed that Ensign is actively seeking several transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses.

Mr. Christensen added that with operating results running ahead of schedule, improving reimbursement taking effect later this year in key states, and the record number of acquisitions this quarter, management is increasing previously-announced guidance. Revised projections for 2015 are $1.29 billion to $1.315 billion in revenues and $65.8 million to $68.0 million in net income. Management also increased its 2015 annual earnings per share guidance to $2.47 to $2.56 per diluted share for 2015, even after taking into account the effect of the spin-off and the issuance of an additional 2.7 million shares in an equity issuance completed in February of 2015.

Chief Financial Officer Suzanne Snapper reported that "we continue to have flexibility under our revolving line of credit, with approximately $100 million of availability and a built-in expansion option that adds liquidity." She further noted that the company continues to generate strong cash flow, with cash on hand of $51.2 million on August 3, 2015.

Ms. Snapper also reported that consolidated revenues in the quarter were up 24% over the prior year quarter to a record $311.1 million and consolidated adjusted EBITDAR for the quarter grew by 33.8% to $50.3 million, with adjusted EBITDAR margins for the quarter of 16.5%. Fully diluted adjusted earnings per share were $0.60 for the quarter and adjusted net income was $15.8 million.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at http://investor.ensigngroup.net.

Quarter Highlights

During the quarter, Ensign paid a quarterly cash dividend of $0.075 per share of its common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 13 years.

Also during the quarter and since, Ensign announced the acquisition of 14 skilled nursing operations, 23 assisted and independent living operations, one home health business, one hospice agency and one home care business, including:

•	In Saint George, Utah, Coral Desert Rehabilitation and Care, a 60-bed all-private/Medicare transitional care facility;

•
In Panorama City, California, the underlying real estate of Panorama Gardens Nursing and Rehabilitation Center, a 143-bed skilled nursing facility that had been operated by an Ensign subsidiary since September 2000 under a lease;

•
In Boise and Twin Falls, Idaho, Heritage Assisted Living of Boise, a 100-unit assisted living operation; Heritage Assisted Living of Twin Falls, a 78-unit assisted living operation; and Woodstone Assisted Living, an 85-unit assisted living facility;

•	In Ogden and Saint George, Utah, Wasatch Healthcare and Rehabilitation, a 63-bed skilled nursing facility and St. George Rehabilitation, a 130-bed skilled nursing facility;

•	In Bainbridge Island, Washington, Bainbridge Island Health and Rehabilitation, a 69-bed skilled nursing facility;

•	In Saint George, Utah, Gentle Touch home care, a private home care business;

•	In San Jose, California, Managed Care at Home, a Medicare and Medi-Cal certified home health agency;

•
In Whittier, California, the underlying ground lease for The Orchard Post-Acute Care Center, a 162-bed skilled nursing facility that had been operated by an Ensign subsidiary since September 2006 under a lease;

•
In Arizona, seven skilled nursing operations with a total of 730 skilled nursing beds and three independent and assisted living operations with a total of 784 units, all under a new long-term master lease;

•	In Olympia, Washington, Olympia Transitional Care and Rehabilitation, a 125-bed skilled nursing facility;

•	In Westlake Village, California, Buena Vista Hospice, a Medicare and Medi-Cal certified hospice agency serving the Ventura County area;

•	In Wisconsin, fifteen assisted and independent living operations with a total of 761 units under a long-term master lease with an option to purchase the real estate; and

•	In Orange and Whittier, California, two assisted living operations with a total of 188 units under a long-term lease.

These acquisitions bring Ensign's growing portfolio to 178 healthcare operations, twenty-seven of which are owned, thirteen hospice agencies, fourteen home health agencies, three home care businesses and seventeen urgent care clinics across 12 states.

"In the midst of unprecedented growth, our team of expert operators and clinicians across the organization has successfully transitioned dozens of new operations while simultaneously driving record improvements in our same-store operations," Mr. Christensen emphasized. "All of this while maintaining an industry-low debt to Adjusted EBITDAR ratio," he added.

2015 Guidance Information

Management's 2015 guidance is based on diluted weighted average common shares outstanding of 26.6 million, which includes the newly issued shares, and assumes, among other things, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes, tax rates of 38.5% and acquisitions closed. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, stock based compensation, implementation costs for system improvements, a one-time break-up fee earned in an unsuccessful bankruptcy auction and start-up losses at newly-created operations.

Conference Call

A live webcast will be held Wednesday, August 5, 2015 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign's second quarter 2015 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC

Regulation G, please visit the Investors section of Ensign's website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, August 28, 2015.

About Ensign

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 178 operations, thirteen hospice agencies, fourteen home health agencies, three home care businesses and seventeen urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon and Wisconsin. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	As Reported	Non-GAAP Adj.		As Adjusted	As Reported	Non-GAAP Adj.		As Adjusted
Revenue	$311,056	(6,974)	(5)	$304,082	$617,585	(13,641)	(5)	$603,944
Expense:
Cost of services (exclusive of rent, general and administrative and depreciation and amortization expense shown separately below)	248,292	(8,370)	(1)(3)(5)(8)	239,922	489,748	(15,515)	(1)(3)(5)(8)	474,233
Rent—cost of services	19,066	(527)	(6)	18,539	38,031	(1,016)	(6)	37,015
General and administrative expense	15,335	(1,499)	(2)(3)(4)	13,836	29,751	(1,323)	(2)(3)(4)(9)	28,428
Depreciation and amortization	6,379	(607)	(7)	5,772	12,896	(1,173)	(7)	11,723
Total expenses	289,072	(11,003)		278,069	570,426	(19,027)		551,399
Income from operations	21,984	4,029		26,013	47,159	5,386		52,545
Other income (expense):
Interest expense	(567)	46		(521)	(1,233)	92		(1,141)
Interest income	195	—		195	361	—		361
Other expense, net	(372)	46		(326)	(872)	92		(780)
Income before provision for income taxes	21,612	4,075		25,687	46,287	5,478		51,765
Tax impact of non-GAAP adjustments		1,569				2,109
Tax true-up for effective tax rate		(59)	(10)			(143)	(10)
Provision for income taxes	8,379	1,510	(11)	9,889	17,964	1,966	(11)	19,930
Net income	13,233	2,565		15,798	28,323	3,512		31,835
Less: net income (loss) attributable to noncontrolling interests	45	2		47	(37)	159		122
Net income attributable to The Ensign Group, Inc.	$13,188	$2,563		$15,751	$28,360	$3,353		$31,713

Net income per share
Basic:	$0.52			$0.62	$1.15			$1.28
Diluted:	$0.50			$0.60	$1.11			$1.24

Weighted average common shares outstanding:
Basic	25,474			25,474	24,695			24,695
Diluted	26,433			26,433	25,636			25,636

(1) Represents acquisition-related costs of $438 and $590 for the three and six months ended June 30, 2015, respectively.
(2) Represents costs of $27 and $53 for the three and six months ended June 30, 2015, respectively, incurred to recognize income tax credits.
(3) Represents stock-based compensation expense of $1,733 and $3,226 for the three and six months ended June 30, 2015, respectively.
(4) Represents costs of $858 and $1,145 for the three and six months ended June 30, 2015, respectively, incurred related to new systems implementation.
(5) Represents revenues and expenses incurred at urgent care centers, excluding rent expense recognized in note (6) below and depreciation expense recognized in note (7) below.
(6) Represents straight-line rent amortization for urgent care centers.
(7) Represents depreciation expense at urgent care centers and amortization costs related to patient base intangible assets at skilled nursing and assisted living facilities.
(8) Represent costs incurred for facilities currently being constructed during the three and six months ended June 30, 2015.
(9) Represent break up fee, net of costs, of $1,019 received in connection with a public auction in which we were the priority bidder.
(10) Represents the tax impact of non-GAAP adjustments noted in (1) - (9) at the Company's year to date effective tax rate of 38.5% for the three and six months ended June 30, 2015.
(11) Represents an adjustment to the provision for income taxes to our current year to date effective rate to 38.5% for the three and six months ended June 30, 2015.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended June 30, 2014				Six Months Ended June 30, 2014
	As Reported	Non-GAAP Adj.		As Adjusted	As Reported	Non-GAAP Adj.		As Adjusted
Revenue	$250,043	(3,515)	(4)(5)	$246,528	$489,696	(6,478)	(4)(5)	$483,218
Expense:
Cost of services (exclusive of rent, general and administrative and depreciation and amortization expense shown separately below)	202,057	(4,061)	(1)(4)(5)	197,996	391,795	(7,429)	(1)(4)(5)	384,366
Rent—cost of services	8,283	(525)	(6)	7,758	11,832	(1,129)	(6)	10,703
General and administrative expense	18,257	(7,333)	(2)(3)(4)	10,924	31,414	(9,003)	(2)(3)(4)	22,411
Depreciation and amortization	7,804	(332)	(7)	7,472	16,666	(515)	(7)	16,151
Total expenses	236,401	(12,251)		224,150	451,707	(18,076)		433,631
Income from operations	13,642	8,737		22,379	37,989	11,598		49,587
Other income (expense):
Interest expense	(8,720)	6,363		(2,357)	(12,083)	6,425		(5,658)
Interest income	134	—		134	293	—		293
Other expense, net	(8,586)	6,363		(2,223)	(11,790)	6,425		(5,365)
Income before provision for income taxes	5,056	15,100		20,156	26,199	18,023		44,222
Tax impact of non-GAAP adjustments		5,814	(8)			6,940	(8)
Tax true-up for effective tax rate		(1,577)	(9)			(1,539)	(9)
Provision for income taxes	3,523	4,237		7,760	11,625	5,401		17,026
Net income	1,533	10,863		12,396	14,574	12,622		27,196
Less: net (loss) income attributable to noncontrolling interests	(474)	513		39	(959)	1,039		80
Net income attributable to The Ensign Group, Inc.	$2,007	$10,350		$12,357	$15,533	$11,583		$27,116

Net income per share
Basic:	$0.09			$0.56	$0.70			$1.22
Diluted:	$0.09			$0.54	$0.68			$1.18

Weighted average common shares outstanding:
Basic	22,259			22,259	22,214			22,214
Diluted	22,960			22,960	22,915			22,915

(1) Represents acquisition-related costs of $90 and $134 for the three and six months ended June 30, 2014, respectively.
(2) Represents costs of $29 and $62 for the three and six months ended June 30, 2014, respectively, incurred to recognize income tax credits.
(3) Represents costs of $7,281 and $8,871 for the three and six months ended June 30, 2014, incurred related to the Company's spin-off of real estate assets to CareTrust REIT(CTRE) (the Spin-Off).
(4) Represents revenues and expenses incurred at the three independent living operations transferred to CTRE on June 1, 2014 in connection with the Spin-Off, excluding rent expense recognized in note (6) below.
(5) Represents revenues and expenses incurred at newly opened urgent care centers, excluding rent expense recognized in note (6) above and depreciation expense recognized in note (7) below.
(6) Represents straight-line rent amortization for newly opened urgent care centers and the three independent living operations transferred to CareTrust REIT.
(7) Represents depreciation expense at newly opened urgent care centers and amortization costs related to patient base intangible assets at skilled nursing and assisted living facilities.
(8) Represents the tax impact of non-GAAP adjustments noted in (1) - (7) at the Company's year to date effective tax rate of 38.5% for the three and six months ended June 30, 2014.
(9) Represents an adjustment to the provision for income taxes to our current year to date effective rate to 38.5% for the three and six months ended June 30, 2014.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND
ADJUSTED EBITDAR
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Consolidated Statements of Income Data:
Net income	$13,233	$1,533	$28,323	$14,574
Less: net income (loss) attributable to noncontrolling interests	45	(474)	(37)	(959)
Interest expense, net	372	8,586	872	11,790
Provision for income taxes	8,379	3,523	17,964	11,625
Depreciation and amortization	6,379	7,804	12,896	16,666
EBITDA	$28,318	$21,920	$60,092	$55,614
Rent—cost of services	19,066	8,283	38,031	11,832
EBITDAR	$47,384	$30,203	$98,123	$67,446

EBITDA	$28,318	$21,920	$60,092	$55,614
Adjustments to EBITDA:
Expenses related to the Spin-Off(a)	—	7,281	—	8,871
Stock-based compensation expense(b)	1,733	—	3,226	—
Costs incurred related to new systems implementation(c)	858	—	1,145	—
Urgent care center earnings(d)	(625)	(3)	(1,565)	(32)
Costs at facilities currently being constructed(e)	462	—	608	—
Earnings at three operations transferred to CareTrust (f)	—	(30)	—	(122)
Acquisition related costs(g)	438	90	590	134
Breakup fee, net of costs, received in connection with a public auction(h)	—	—	(1,019)	—
Costs incurred to recognize income tax credits(i)	27	29	53	62
Rent related to item(d) and (f) above(j)	527	525	1,016	1,129
Adjusted EBITDA	$31,738	$29,812	$64,146	$65,656
Rent—cost of services	19,066	8,283	38,031	11,832
Less: related to items (d) and (f) above(j)	(527)	(525)	(1,016)	(1,129)
Adjusted EBITDAR	$50,277	$37,570	$101,161	$76,359

(a) Expenses incurred in connection with the Spin-Off.
(b) Stock-based compensation expense incurred during the three and six months ended June 30, 2015. Adjusted EBITDA and EBITDAR for the three and six months ended June 30, 2014 did not include non-GAAP adjustment related to stock-based compensation expense of $1.2 million and $2.4 million, respectively. If adjusted for stock-based compensation expense, Adjusted EBITDA for the three and six months ended June 30, 2014 would have been $31.0 million and $68.0 million, respectively, and Adjusted EBITDAR for the three and six months ended June 30, 2014 would have been $38.8 million and $78.7 million, respectively. EBITDA for the three and six months ended June 30, 2014 reflects one month increase in rent expense as a result of the Spin-Off compared to three and six months increase in rent expense for the three and six months ended June 30, 2015.
(c) Costs incurred related to new systems implementation.
(d) Operating results at urgent care centers. This amount for the three and six months ended June 30, 2015 excluded rent of $0.5 million and $1.0 million, respectively, and depreciation expense of $0.3 million and 0.6 million, respectively. This amount for the three and six months ended June 30, 2014 excluded rent of $0.4 million and $0.7 million, respectively, and depreciation expense of $0.2 million and $0.3 million, respectively. The results also excluded the net loss attributable to the variable interest entity associated with our urgent care business of approximately $0.2 million for the six months ended June 30, 2015 and $1.0 million and $2.1 million for the three and six months ended June 30, 2014, respectively.
(e) Costs incurred for facilities currently being constructed during the three and six months ended June 30, 2015.
(f) Results at three independent living facilities which were transferred to CareTrust as part of the Spin-Off transaction, excluding rent, depreciation, interest and income taxes.
(g) Costs incurred to acquire operations which are not capitalizable.
(h) Breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder.
(i) Costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate.
(j) Rent related to urgent care centers and three independent living facilities which were transferred to CareTrust not included in item (d) and (f) above.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR
(in thousands)
(Unaudited)

The table below reconciles income from operations to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	2015	2014	2015	2014	2015	2014
	TSA Services		Home Health and Hospice		TSA Services		Home Health and Hospice

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$35,067	$31,372	$2,996	$2,213	$72,366	$68,304	$5,671	$4,085
Depreciation and amortization	4,877	6,600	224	126	9,826	14,461	445	247
EBITDA	$39,944	$37,972	$3,220	$2,339	$82,192	$82,765	$6,116	$4,332
Rent—cost of services	18,214	7,632	275	206	36,376	10,637	535	365
EBITDAR	$58,158	$45,604	$3,495	$2,545	$118,568	$93,402	$6,651	$4,697

EBITDA	$39,944	$37,972	$3,220	$2,339	$82,192	$82,765	$6,116	$4,332
Adjustments to EBITDA:
Stock-based compensation expense(b)	1,033	—	61	—	1,913	—	122	—
Costs at facilities currently being constructed(c)	462	—	—	—	608	—	—	—
Earnings at three operations transferred to CareTrust (d)	—	(30)	—	—	—	(122)	—	—
Acquisition related costs(e)	438	90	—	—	590	134	—	—
Rent related to item(d) above(f)	—	226	—	—	—	406	—	—
Adjusted EBITDA	$41,877	$38,258	$3,281	$2,339	$85,303	$83,183	$6,238	$4,332
Rent—cost of services	18,214	7,632	275	206	36,376	10,637	535	365
Less: rent related to items(d) above(f)	—	(226)	—	—	—	(406)	—	—
Adjusted EBITDAR	60,091	45,664	3,556	2,545	121,679	93,414	6,773	4,697

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Stock-based compensation expense incurred during the three and six months ended June 30, 2015.
(c) Costs incurred for facilities currently being constructed during the three and six months ended June 30, 2015.
(d) Results at three independent living facilities which were transferred to CareTrust as part of the Spin-Off transaction, excluding rent, depreciation, interest and income taxes.
(e) Costs incurred to acquire operations which are not capitalizable.
(f) Rent related to the three independent living facilities which were transferred to CareTrust not included in item (d) above.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$50,635	$50,408
Restricted cash — current	1,481	5,082
Accounts receivable — less allowance for doubtful accounts of $23,913 and $20,438 at June 30, 2015 and December 31, 2014, respectively	171,362	130,051
Investments — current	4,751	6,060
Prepaid income taxes	4,719	2,992
Prepaid expenses and other current assets	12,395	8,434
Deferred tax asset — current	10,602	10,615
Total current assets	255,945	213,642
Property and equipment, net	243,881	149,708
Insurance subsidiary deposits and investments	19,857	17,873
Escrow deposits	3,344	16,153
Deferred tax asset	11,500	11,509
Restricted and other assets	6,825	6,833
Intangible assets, net	38,580	35,568
Goodwill	32,781	30,269
Other indefinite-lived intangibles	16,226	12,361
Total assets	$628,939	$493,916

Liabilities and equity
Current liabilities:
Accounts payable	$33,843	$33,186
Accrued wages and related liabilities	58,482	56,712
Accrued self-insurance liabilities — current	16,537	15,794
Other accrued liabilities	34,431	24,630
Current maturities of long-term debt	501	111
Total current liabilities	143,794	130,433
Long-term debt — less current maturities	49,019	68,279
Accrued self-insurance liabilities — less current portion	35,856	34,166
Deferred rent and other long-term liabilities	3,357	3,235
Total equity	396,913	257,803
Total liabilities and equity	$628,939	$493,916

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Six Months Ended June 30,
	2015	2014
Net cash provided by operating activities	$6,808	$37,077
Net cash used in investing activities	(89,427)	(87,405)
Net cash provided by financing activities	82,846	6,966
Net increase (decrease) in cash and cash equivalents	227	(43,362)
Cash and cash equivalents at beginning of period	50,408	65,755
Cash and cash equivalents at end of period	$50,635	$22,393

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT
(in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	$	%	$	%	$	%	$	%

Transitional, skilled and assisted living services:
Skilled nursing facilities	$265,709	85.4%	$219,863	87.9%	$530,179	85.8%	$432,682	88.4%
Assisted and independent living facilities	15,927	5.1	12,152	4.9	30,230	4.9	23,455	4.8
Total transitional, skilled and assisted living services	281,636	90.5	232,015	92.8	560,409	90.7	456,137	93.2
Home health and hospice services:
Home health	$11,294	3.6%	$7,132	2.9%	$21,656	3.5%	$13,283	2.7%
Hospice	8,650	2.8	5,572	2.2	16,604	2.7	10,567	2.2
Total home health and hospice services	19,944	6.4	12,704	5.1	38,260	6.2	23,850	4.9
All other (1)	9,476	3.1	5,324	2.1	18,916	3.1	9,709	1.9
Total revenue	$311,056	100.0%	$250,043	100.0%	$617,585	100.0%	$489,696	100.0%
(1) Includes revenue from services provided at our urgent care clinics and a mobile x-ray and diagnostic company.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(in thousands)
(Unaudited)
The following tables summarize our selected performance indicators for our TSA services segment along with other statistics, for the periods indicated:

	Three Months Ended June 30,
	2015	2014
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Skilled nursing revenue	$265,709	$219,863	$45,846	20.9%
Assisted and independent living revenue	15,927	12,152	3,775	31.1%
Total transitional, skilled and assisted living revenue	$281,636	$232,015	$49,621	21.4%
Number of facilities at period end	150	125	25	20.0%
Actual patient days	1,121,158	967,403	153,755	15.9%
Occupancy percentage — Operational beds	78.0%	77.8%		0.2%
Skilled mix by nursing days	30.1%	27.8%		2.3%
Skilled mix by nursing revenue	53.4%	51.4%		2.0%

	Three Months Ended June 30,
	2015	2014
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Skilled nursing revenue	$208,613	$198,954	$9,659	4.9%
Assisted and independent living revenue	8,001	7,950	51	0.6%
Total transitional, skilled and assisted living revenue	$216,614	$206,904	$9,710	4.7%
Number of facilities at period end	101	101	—	—%
Actual patient days	822,751	828,881	(6,130)	(0.7)%
Occupancy percentage — Operational beds	80.8%	80.7%		0.1%
Skilled mix by nursing days	30.3%	28.5%		1.8%
Skilled mix by nursing revenue	53.9%	52.3%		1.6%

	Three Months Ended June 30,
	2015	2014
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Skilled nursing revenue	$16,082	$15,244	$838	5.5%
Assisted and independent living revenue	3,224	2,876	348	12.1%
Total transitional, skilled and assisted living revenue	$19,306	$18,120	$1,186	6.5%
Number of facilities at period end	17	17	—	—%
Actual patient days	100,478	98,290	2,188	2.2%
Occupancy percentage — Operational beds	68.2%	65.9%		2.3%
Skilled mix by nursing days	20.4%	19.7%		0.7%
Skilled mix by nursing revenue	42.3%	41.5%		0.8%

	Three Months Ended June 30,
	2015	2014
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Skilled nursing revenue	$41,014	$5,665	$35,349	NM
Assisted and independent living revenue	4,702	856	3,846	NM
Total transitional, skilled and assisted living revenue	$45,716	$6,521	$39,195	NM
Number of facilities at period end	32	7	25	NM
Actual patient days	197,929	29,065	168,864	NM
Occupancy percentage — Operational beds	72.9%	57.6%		NM
Skilled mix by nursing days	34.2%	26.3%		NM
Skilled mix by nursing revenue	55.5%	45.0%		NM

	Three Months Ended June 30,
	2015	2014
	(Dollars in thousands)		Change	% Change
Transferred to CareTrust(4):
Assisted and independent living revenue	$—	$470	$(470)	NM
Total transitional, skilled and assisted living revenue	$—	$470	$(470)	NM
Actual patient days	—	11,167		NM
Occupancy percentage — Operational beds	—%	69.3%		NM

(1)	Same Facility results represent all facilities purchased prior to January 1, 2012.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2012 to December 31, 2013.

(3)	Recently Acquired Facility (or "Acquisitions") results represent all facilities purchased on or subsequent to January 1, 2014.

(4)
Transferred to CareTrust results represent the results at three independent living facilities which were transferred to CareTrust as part of the Spin-Off on June 1, 2014. These results were excluded from Same Facility for the three months ended June 30, 2014 for comparison purposes.

	Six Months Ended June 30,
	2015	2014
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Skilled nursing revenue	$530,179	$432,682	$97,497	22.5%
Assisted and independent living revenue	30,230	23,455	6,775	28.9%
Total transitional, skilled and assisted living revenue	$560,409	$456,137	$104,272	22.9%
Number of facilities at period end	150	125	25	20.0%
Actual patient days	2,198,396	1,900,270	298,126	15.7%
Occupancy percentage — Operational beds	78.4%	78.0%		0.4%
Skilled mix by nursing days	30.2%	27.8%		2.4%
Skilled mix by nursing revenue	53.2%	51.2%		2.0%

	Six Months Ended June 30,
	2015	2014
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Skilled nursing revenue	$420,356	$396,201	$24,155	6.1%
Assisted and independent living revenue	15,854	15,706	148	0.9%
Total transitional, skilled and assisted living revenue	$436,210	$411,907	$24,303	5.9%
Number of facilities at period end	101	101	—	—%
Actual patient days	1,640,054	1,645,828	(5,774)	(0.4)%
Occupancy percentage — Operational beds	81.0%	80.5%		0.5%
Skilled mix by nursing days	30.5%	28.6%		1.9%
Skilled mix by nursing revenue	53.8%	52.1%		1.7%

	Six Months Ended June 30,
	2015	2014
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Skilled nursing revenue	$32,629	$30,177	$2,452	8.1%
Assisted and independent living revenue	6,414	5,646	768	13.6%
Total transitional, skilled and assisted living revenue	$39,043	$35,823	$3,220	9.0%
Number of facilities at period end	17	17	—	—%
Actual patient days	202,291	194,649	7,642	3.9%
Occupancy percentage — Operational beds	69.0%	65.6%		3.4%
Skilled mix by nursing days	20.7%	19.2%		1.5%
Skilled mix by nursing revenue	42.5%	40.6%		1.9%

	Six Months Ended June 30,
	2015	2014
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Skilled nursing revenue	$77,194	$6,304	$70,890	NM
Assisted and independent living revenue	7,962	856	7,106	NM
Total transitional, skilled and assisted living revenue	$85,156	$7,160	$77,996	NM
Number of facilities at period end	32	7	25	NM
Actual patient days	356,051	31,777	324,274	NM
Occupancy percentage — Operational beds	73.3%	56.2%		NM
Skilled mix by nursing days	33.3%	26.5%		NM
Skilled mix by nursing revenue	54.4%	44.8%		NM

	Six Months Ended June 30,
	2015	2014
	(Dollars in thousands)		Change	% Change
Transferred to CareTrust(4):
Assisted and independent living revenue	—	1,247	(1,247)	NM
Total transitional, skilled and assisted living revenue	$—	$1,247	$(1,247)	NM
Actual patient days	—	28,016		NM
Occupancy percentage — Operational beds	—%	70.3%		NM

(1)	Same Facility results represent all facilities purchased prior to January 1, 2012.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2012 to December 31, 2013.

(3)	Recently Acquired Facility (or "Acquisitions") results represent all facilities purchased on or subsequent to January 1, 2014.

(4)
Transferred to CareTrust results represent the results at three independent living facilities which were transferred to CareTrust as part of the Spin-Off on June 1, 2014. These results were excluded from Same Facility for the six months ended June 30, 2014 for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Skilled Nursing Average Daily Revenue Rates:
Medicare	$565.66	$554.19	$485.55	$454.87	$524.11	$510.45	$554.72	$546.52
Managed care	420.72	416.16	469.91	469.88	449.65	426.16	428.94	419.91
Other skilled	468.38	443.16	333.97	—	361.80	307.67	448.95	435.98
Total skilled revenue	500.85	491.93	478.46	460.49	468.83	421.20	494.31	488.22
Medicaid	184.26	177.09	175.29	160.44	193.23	183.23	184.80	175.79
Private and other payors	193.42	189.44	136.04	156.06	205.00	185.07	189.87	185.87
Total skilled nursing revenue	$281.14	$268.54	$230.82	$218.93	$288.93	$245.91	$278.71	$263.79

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Skilled Nursing Average Daily Revenue Rates:
Medicare	$567.73	$553.05	$482.92	$457.70	$534.55	$505.65	$558.20	$546.17
Managed care	416.13	410.79	460.77	466.02	453.93	422.30	425.87	414.53
Other skilled	473.75	442.41	327.08	—	368.68	300.59	456.13	437.74
Total skilled revenue	501.87	490.36	474.07	460.85	474.03	414.43	496.10	487.50
Medicaid	188.71	178.53	172.52	161.71	194.88	183.30	188.20	177.08
Private and other payors	193.01	189.23	149.14	152.56	210.32	186.86	191.62	185.23
Total skilled nursing revenue	$284.81	$269.16	$231.47	$217.58	$289.78	$244.78	$281.59	$264.42

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months ended June 30, 2015 and 2014:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Percentage of Skilled Nursing Revenue:
Medicare	30.7%	30.8%	26.6%	25.6%	26.6%	16.7%	29.9%	30.1%
Managed care	15.8	15.2	15.5	15.9	22.6	19.7	16.9	15.3
Other skilled	7.4	6.3	0.2	—	6.3	8.6	6.6	6.0
Skilled mix	53.9	52.3	42.3	41.5	55.5	45.0	53.4	51.4
Private and other payors	8.4	9.0	9.6	11.6	9.0	6.0	8.6	9.1
Quality mix	62.3	61.3	51.9	53.1	64.5	51.0	62.0	60.5
Medicaid	37.7	38.7	48.1	46.9	35.5	49.0	38.0	39.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Percentage of Skilled Nursing Days:
Medicare	15.3%	14.9%	12.6%	12.3%	14.7%	8.1%	15.0%	14.5%
Managed care	10.6	9.8	7.6	7.4	14.6	11.4	11.0	9.6
Other skilled	4.4	3.8	0.2	—	4.9	6.8	4.1	3.7
Skilled mix	30.3	28.5	20.4	19.7	34.2	26.3	30.1	27.8
Private and other payors	12.2	12.8	16.2	16.3	12.7	8.0	12.6	12.9
Quality mix	42.5	41.3	36.6	36.0	46.9	34.3	42.7	40.7
Medicaid	57.5	58.7	63.4	64.0	53.1	65.7	57.3	59.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the six months ended June 30, 2015 and 2014:

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Percentage of Skilled Nursing Revenue:
Medicare	31.2%	31.2%	27.2%	25.1%	24.4%	16.0%	29.9%	30.6%
Managed care	15.5	14.9	15.2	15.5	24.1	20.2	16.8	15.0
Other skilled	7.1	6.0	0.1	—	5.9	8.6	6.5	5.6
Skilled mix	53.8	52.1	42.5	40.6	54.4	44.8	53.2	51.2
Private and other payors	8.2	9.0	9.9	11.8	9.5	5.7	8.5	9.2
Quality mix	62.0	61.1	52.4	52.4	63.9	50.5	61.7	60.4
Medicaid	38.0	38.9	47.6	47.6	36.1	49.5	38.3	39.6
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Percentage of Skilled Nursing Days:
Medicare	15.6%	15.2%	13.1%	11.9%	13.2%	7.8%	15.1%	14.8%
Managed care	10.6	9.8	7.6	7.3	15.4	11.7	11.1	9.6
Other skilled	4.3	3.6	—	—	4.7	7.0	4.0	3.4
Skilled mix	30.5	28.6	20.7	19.2	33.3	26.5	30.2	27.8
Private and other payors	12.2	12.8	15.4	16.8	13.1	7.4	12.5	13.0
Quality mix	42.7	41.4	36.1	36.0	46.4	33.9	42.7	40.8
Medicaid	57.3	58.6	63.9	64.0	53.6	66.1	57.3	59.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(in thousands)
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for the periods indicated:

	Three Months Ended June 30,
	2015	2014	Change	% Change
Results:	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$11,294	$7,132	$4,162	58.4%
Hospice services	8,650	5,572	3,078	55.2
Total home health and hospice revenue	$19,944	$12,704	$7,240	57.0%
Home health services:
Medicare Episodic Admissions	1,672	1,293	379	29.3%
Average Medicare Revenue per Completed Episode	2,954	2,961	(7)	(0.2)%
Hospice services:
Average Daily Census	562	392	170	43.4%

	Six Months Ended June 30,
	2015	2014	Change	% Change
Results:	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$21,656	$13,283	$8,373	63.0%
Hospice services	16,604	10,567	6,037	57.1
Total home health and hospice revenue	$38,260	$23,850	$14,410	60.4%
Home health services:
Medicare Episodic Admissions	3,415	2,510	905	36.1%
Average Medicare Revenue per Completed Episode	2,984	2,910	74	2.5%
Hospice services:
Average Daily Census	552	420	132	31.4%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Revenue:
Medicaid	$100,873	32.4%	$85,937	34.4%	$202,502	32.8%	$169,279	34.6%
Medicare	95,396	30.7	77,333	30.9	189,752	30.7	153,803	31.4
Medicaid-skilled	16,745	5.4	12,353	4.9	32,282	5.3	22,961	4.7
Total	213,014	68.5	175,623	70.2	424,536	68.8	346,043	70.7
Managed Care	47,633	15.3	35,776	14.3	93,963	15.2	68,754	14.0
Private and Other(1)	50,409	16.2	38,644	15.5	99,086	16.0	74,899	15.3
Total revenue	$311,056	100.0%	$250,043	100.0%	$617,585	100.0%	$489,696	100.0%
(1) Private and other payors includes revenue from urgent care centers and other ancillary services.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed, (e) expenses incurred in connection with the Spin-Off, (f) stock-based compensation expense, (g) costs incurred related to new systems implementation, (h) breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder, (i) costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) operating results at urgent care centers, excluding depreciation, interest and income taxes and (l) results at three independent living operations which were transferred to Care Trust REIT as part of the Spin-Off transaction, excluding depreciation, interest and income taxes. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed, (f) expenses incurred in connection with the Spin-Off, (g) stock-based compensation expense, (h) costs incurred related to new systems implementation, (i) breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder , (j) costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (k) costs incurred to acquire operations which are not capitalized, (l) operating results at urgent care centers, excluding rent, depreciation, interest and income taxes and (m) results at three independent living operations which were transferred to Care Trust REIT as part of the Spin-Off transaction, excluding rent, depreciation, interest and income taxes. The company believes that the presentation of EBITDA, EBITDAR, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company's operating performance. The company believes disclosure of adjusted net income per share, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.